UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 27, 2016

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 27, 2016, U.S. Bancorp (the "Company") designated its 2.375% Medium-Term Notes, Series V (Senior), due July 22, 2026 (the "Notes"), as the "Covered Debt" under the Company’s replacement capital covenants, as amended from time to time, executed: (i) June 10, 2010, relating to and in connection with the Company’s issuance of depositary shares, each representing a 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock; (ii) April 20, 2012, relating to and in connection with the Company’s issuance of depositary shares, each representing a 1/1,000th interest in a share of Series G Non-Cumulative Perpetual Preferred Stock; and (iii) May 2, 2013, relating to and in connection with the Company’s issuance of depositary shares, each representing a 1/1,000th interest in a share of Series H Non-Cumulative Perpetual Preferred Stock (together, as amended, the "RCCs"). The Company’s 1.95% Medium-Term Notes, Series T (Senior), due 2018, had previously been designated as the Covered Debt under the RCCs. Additional information with respect to the terms of the RCCs is summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 25, 2016.

The Notes provide that, in the event they are designated as Covered Debt for any of the Company’s replacement capital covenants, each purchaser of the Notes, for itself and any and all successors and assigns, waives all rights under, and irrevocably authorizes the Company to terminate, without further action by or payment to any holders of the Notes, the applicable replacement capital covenant. The Company has terminated the RCCs pursuant to the Termination of Replacement Capital Covenants (the "Termination"), dated as of October 28, 2016. A copy of the Termination is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Termination of Replacement Capital Covenants, dated as of October 28, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

October 28, 2016	By:	/s/ James L. Chosy

Name: James L. Chosy
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Termination of Replacement Capital Covenants, dated as of October 28, 2016